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EX-99.B10      Consents of Independent Auditors


Blazzard, Grodd & Hasenauer, P.C.
943 Post Road East
Westport, CT 06880
(203) 226-7866
December 19, 2001



Board of Directors
MetLife Investors Insurance Company
22 Corporate Plaza Drive
Oakbrook Terrace, IL 60181-4644

RE:  Opinion of Counsel - MetLife Investors Variable Annuity Account One

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Post-Effective Amendment to a Registration Statement on Form N-4 for the Individual Flexible Purchase Payment Deferred Variable Annuity Contracts (the "Contracts") to be issued by MetLife Investors Insurance Company and its separate account, MetLife Investors Variable Annuity Account One.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

     1. MetLife Investors Variable Annuity Account One is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

     2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.

Sincerely,

BLAZZARD, GRODD & HASENAUER, P.C.


By:/s/ Raymond A O'Hara III
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   Raymond A. O'Hara III

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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 21 to Registration Statement No. 33-39100 of MetLife Investors Variable Annuity Account One (formerly, Cova Variable Annuity Account One) of MetLife Investors Insurance Company (formerly, Cova Financial Services Life Insurance Company (the Company)) on Form N-4 of our report dated February 22, 2001 relating to the consolidated financial statements of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph that discusses the Company's change in basis of accounting as a result of a business combination accounted for as a purchase), and our report dated March 9, 2001 relating to the financial statements of Cova Variable Annuity Account One, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of MetLife Investors Variable Annuity Account One), which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.




/s/ Deloitte & Touche LLP

Chicago, Illinois
December 21, 2001

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Consent of Independent Auditors


The Board of Directors
MetLife Investors Insurance Company

We consent to the use of our reports on the consolidated financial statements of Cova Financial Services Life Insurance Company and subsidiaries (now known as MetLife Investors Insurance Company) (the Company) dated February 4, 2000, and on the financial statement of the changes in net assets of the sub-accounts of Cova Variable Annuity Account One (now known as MetLife Investors Variable Annuity Account One) dated March 20, 2000, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Post-Effective Amendment No. 21 to the Registration Statement (Form N-4, File No. 33-39100) of MetLife Investors Variable Annuity Account One.

/s/ KPMG LLP
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KPMG LLP

Chicago, Illinois
December 21, 2001